Exhibit 10.3
ADVANCED MICRO DEVICES, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
XILINX, INC. 2007 EQUITY INCENTIVE PLAN

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), pursuant to its Xilinx, Inc. 2007 Equity Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the holder listed below (“Participant”) this award (“Award”) of restricted stock units set forth below (the “RSUs”). This Award is subject to all of the terms and conditions set forth herein and in the Terms and Conditions to the RSUs (the “Terms and Conditions”), including any applicable country-specific terms and conditions for Participant’s country set forth in the appendix thereto (the “Appendix”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Terms and Conditions.

Participant:

Employee ID:

Grant Date:

Intended Award Value: (For Internal Use Only)	$

Number of Restricted Stock Units:

Vesting Schedule:	[To be specified in individual agreements], subject to Participant continuing to be an active Employee, Director or Consultant (a “Service Provider”) through each applicable vesting date.

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company, Participant hereby: (a) agrees to be bound by the terms and conditions of the Plan, the Terms and Conditions, the Appendix and this Grant Notice; (b) acknowledges that he or she has reviewed the Plan, the Terms and Conditions, the Appendix and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of the Plan, the Terms and Conditions, the Appendix and this Grant Notice; (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Terms and Conditions, the Appendix or this Grant Notice; and (d) acknowledges and agrees that if he or she fails to timely activate a brokerage account with the Company’s designated brokerage firm (currently E*Trade) on or before the last business day preceding the first vesting date of the RSUs, then this Award will be immediately cancelled and forfeited and he or she will not receive any other benefits or compensation as replacement for this Award.

ADVANCED MICRO DEVICES, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

TERMS AND CONDITIONS

Xilinx, Inc. 2007 Equity Incentive Plan
RSU Agreement (SVP and above)     1
Approved November 2021 – Terms and Conditions

RESTRICTED STOCK UNIT AWARD
XILINX, INC. 2007 EQUITY INCENTIVE PLAN

These Terms and Conditions, together with the Plan, the Grant Notice, and any country-specific terms and conditions for your country contained in the Appendix hereto, comprise your agreement (the “Agreement”) with the Company regarding the restricted stock units (the “RSUs”) awarded under the Plan.

1.    Vesting of Restricted Stock Units. The RSUs will vest on the date(s) shown on the Grant Notice provided that you continue to be an active Service Provider (as defined in the Grant Notice) through each vesting date. Notwithstanding the immediately preceding sentence, if your status as an active Service Provider terminates due to your death you will immediately vest in the Number of RSUs set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the vesting schedule set forth in the Grant Notice, you will have no right to receive Shares in settlement of such RSUs. By accepting this Award, you acknowledge and agree that (a) this Award shall not be subject to any special or accelerated vesting under the terms of any agreement between you and Xilinx, Inc., including, without limitation, any change of control agreement between you and Xilinx, Inc. (as applicable, a “Legacy Xilinx Agreement”), and (b) this Section 1 shall supersede any conflicting provisions contained in any Legacy Xilinx Agreement.
2.    Settlement of Vested RSUs; Issuance of Shares. Subject to Sections 4 and 10 of these Terms and Conditions, and further subject to any applicable country-specific terms and conditions set forth in the Appendix, the Shares in respect of vested RSUs will be issued in your name on or as soon as practicable following the date the underlying RSUs vest (the “Standard Settlement Date”).
    Until Shares are actually issued in settlement of any vested RSUs, such RSUs will represent an unfunded, unsecured obligation of the Company.
3.    Nontransferability of Restricted Stock Units. Unless determined otherwise by the Committee, the RSUs may not be pledged, assigned, sold or otherwise transferred.
4.    Forfeiture of Restricted Stock Units. Except as otherwise provided in Section 6(e) of these Terms and Conditions, if your status as a Service Provider terminates for any reason other than death before the vesting date(s) shown on the Grant Notice, your unvested RSUs will be cancelled and forfeited without consideration. In case of any dispute as to whether your status as a Service Provider has terminated, the Committee will have sole discretion to determine whether such termination has occurred and the effective date of such termination.
    For purposes of this Award, your status as an active Service Provider will be considered terminated (regardless of the reason for termination and whether or not the termination is in breach of applicable laws) effective as of the date you are no longer actively employed by or providing services to the Company or an Affiliate (as defined in Section 29), and will not be extended by any notice period mandated under applicable laws (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to applicable law). The Committee will have the exclusive discretion to determine when your status as an active Service Provider terminates for purposes of this Award (including whether you may still be considered to be employed by or providing services to the Company or an Affiliate while on a leave of absence).
5.    Responsibility for Taxes. Regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items (including hypothetical withholding tax amounts if you are covered under a Company or Employer Tax equalization policy). In this regard, you authorize the

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RSU Agreement (SVP and above)     2
Approved November 2021 – Terms and Conditions

Company, the Employer, and their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from your wages or other cash compensation payable to you by the Company and/or the Employer;

(b)    withholding from proceeds of the sale of Shares issuable or issued to you upon vesting and/or settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without your further consent or direction);

(c)    withholding in Shares to be issued upon vesting and/or settlement of the RSUs; or

(d)    requiring you to make a payment in cash by certified check or wire transfer.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, you are deemed for tax purposes to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

If you are covered by a Company or Employer tax equalization policy, you agree to pay to the Company or Employer any additional hypothetical tax obligation calculated and paid under the terms of such tax equalization policy. Finally, you must pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

6.    Other Terms and Conditions.
(a)    The Plan. The Agreement is further subject to the terms and provisions of the Plan. Only certain provisions of the Plan are described in the Agreement. As a condition to your receipt of the RSUs and any Shares issuable in settlement of vested RSUs, you acknowledge and agree to the terms and conditions of the Agreement and the terms and provisions of the Plan.
(b)    Activation of Brokerage Account. This Award of RSUs is subject to and conditioned on your activation of a brokerage account with the Company’s designated brokerage firm on or before the last business day immediately preceding the first vesting date of the RSUs. If you fail to timely activate a brokerage account with the Company’s designated brokerage firm, then this Award and all of the RSUs covered by this Award will be immediately cancelled and forfeited and you will not receive any other benefits or compensation as replacement for the RSUs.
(c)    Stockholder Rights. Until the Shares are issued, you have no right to vote or receive dividends or any other rights as a stockholder with respect to the RSUs.
(d)    Employment Relationship. Nothing in the Agreement will confer on you any right to continue in the employ of the Company or the Employer or interfere with or restrict rights of the Company or the Employer, which are hereby expressly reserved, to terminate your employment at any time.
(e)    Change of Control. If your employment is terminated by the Company or the Employer (including for this purpose any successor to the Company due to such Change of Control (as defined in Section 29) and any employer that is an Affiliate of such successor) for any reason other than for Misconduct (as defined in Section 29) or, if applicable, by you as a result of a Constructive Termination (as defined in Section 29), within one year after a Change of Control, then the RSUs will become fully vested upon the date of termination.
(f)    Declination of RSUs. If you wish to decline your RSUs, you must complete and file the Declination of Grant form with Corporate Compensation and Benefits by the deadline for such declination. Your declination is non-revocable, and you will not receive a grant of stock options or any other compensation as replacement for the declined RSUs. Your decision to not timely file the Declination of Grant form will constitute your acceptance of the Award on the terms on which it is offered, as set forth in this Agreement and the Plan.

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Approved November 2021 – Terms and Conditions

(g)    Recovery in the Event of a Financial Restatement; Claw-Back Policy. In the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Committee will review all equity-based compensation (including the RSUs) awarded to employees at the Senior Vice President level and above.  If the Committee (in its sole discretion) determines that you were directly involved with fraud, misconduct or gross negligence that contributed to or resulted in such accounting restatement, the Committee may, to the extent permitted by applicable laws, recover for the benefit of the Company all or a portion of the equity-based compensation awarded to you, including (without limitation) by cancelation, forfeiture, repayment and disgorgement of profits realized from the sale of securities of the Company; provided, however, the Committee will not have the authority to recover any equity-based compensation awarded more than 18 months prior to the date of the first public issuance or filing with the U.S. Securities and Exchange Commission (the “SEC”) (whichever first occurs) of the financial document embodying such financial reporting requirement.   In determining whether to seek recovery, the Committee may take into account any considerations it deems appropriate, including applicable laws and whether the assertion of a recovery claim may prejudice the interests of the Company in any related proceeding or investigation. Further, and notwithstanding the foregoing, the RSUs (including any proceeds, gains or other economic benefit actually or constructively received by you upon any receipt of the RSUs or upon the receipt or resale of any Shares underlying the RSUs) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.
7.    Nature of Grant. In accepting this Award, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;
(d)    you are voluntarily participating in the Plan;
(e)    the RSUs and the Shares subject to the RSUs, and the value of and income from such RSUs and Shares, are not intended to replace any pension rights, retirement benefits or other compensation;
(f)    the RSUs and the Shares subject to the RSUs, and the value of and income from such RSUs and Shares, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)    the RSU grant and your participation in the Plan will not be interpreted to form an employment contract or other service relationship with the Company, the Employer or any Affiliate;
(h)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from termination of your status as a Service Provider (for any reason whatsoever and whether or not in breach of applicable laws), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree to (i) never institute any such claim against the Company, the Employer, or any of their respective Affiliates, (ii) waive your ability, if any, to bring any such claim against the Company, the Employer or any of their respective Affiliates, (iii) forever release the Company, the Employer and each of their respective Affiliates from any such claim, and (iv) execute any and all documents necessary, or reasonably requested by the Company, to request dismissal or withdrawal of any such claim that is allowed by a court of competent jurisdiction, in each case to the maximum extent permitted by applicable laws;
(j)    the RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger of the Company with or into another company or the sale of substantially all of the assets of the Company; and
(k)    if you are providing services outside the United States:

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Approved November 2021 – Terms and Conditions

(i)    the RSUs and the Shares subject to the RSUs, and the value of and income from such RSUs, are not part of normal or expected compensation or salary for any purpose, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension benefits, retirement benefits, welfare benefits or similar mandatory payments; and
(ii)    none of the Company, the Employer, or any of their respective Affiliates will be liable for any foreign exchange rate fluctuation between any local currency and the U.S. Dollar that may affect the value of the RSUs, any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
9.    Data Privacy. You understand that the Company and the Employer hold certain personal information about you, including, but not limited to, your name, home address, email address, and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (your “Data”), for the exclusive purpose of implementing, administering and managing the Plan.
You understand that it will be necessary for your Data to be collected, used and transferred, in electronic or other form, as described in the Agreement and any other Award Documentation by and among, as applicable, the Employer, the Company and any Affiliate. Such processing will be for the exclusive purpose of implementing, administering and managing your participation in the Plan, and therefore for the performance of the Agreement. The provision of your Data is a contractual requirement. Without the provision of your Data, it will not be possible to for the Company and/ or the Employer to perform their obligations under the Agreement.

You understand that, in performing the Agreement, it will be necessary for:

    your Data to be transferred to a Company-designated Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan;

    the Company, its Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan, to receive, possess, use, retain and transfer your Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan; and

    your Data to be held only as long as is necessary to implement, administer and manage your participation in the Plan.

If you are located in the European Union (“EU”), European Economic Area (“EEA”) or the United Kingdom (“UK”), you understand that the recipients of your Data may be located in countries outside of the EU/EEA/UK, including the United States , and that the recipients’ country may not have privacy laws and protections that are equivalent to those of the EU/EEA/UK member state in which you are based. You understand that if you reside in the EU/EEA/UK, you can request a list with the names and addresses of any recipients of your Data by contacting your local human resources representative.

You understand that if you reside in the EU/EEA/UK, you may, at any time and free of charge, request access to your Data, object to the processing of your Data, request to have access to it restricted, request additional information about the storage and processing of your Data, require any necessary amendments to your Data or ask for it to be erased by contacting your local human resources representative in writing. You may also have the right to receive a copy of your Data in a machine-readable format, and the right to not to be subject to any decision that significantly affects you being taken solely by automated processing, including profiling. We will process any request in line with applicable laws and our policies and procedures. You also have the right to lodge a complaint with a local supervisory authority.

10.    Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer; and, you understand that the Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock

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Approved November 2021 – Terms and Conditions

exchanges on which the Company’s common stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the SEC or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the vesting or settlement as the Committee may from time to time establish for reasons of administrative convenience. The Shares shall be fully paid and nonassessable. You understand that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company has unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary or advisable to comply with securities or other laws applicable to issuance of Shares.
11.    Successors and Assigns. The Company may assign any of its rights under the Agreement. The Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, the Agreement will be binding upon you and your heirs, executors, Committees, legal representatives, successors and assigns.
12.    Governing Law; Jurisdiction; Severability. The Agreement is to be governed by and construed in accordance with the internal laws of the State of Delaware, U.S.A., as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware, excluding that body of laws pertaining to conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Company and you evidenced by this grant or the Agreement, the Company and you hereby submit to and consent to the exclusive jurisdiction of the State of Delaware and agree that such litigation will be conducted only in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed. If any provision of the Agreement is determined by a court of law to be illegal or unenforceable, in whole or in part, that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
13.    Further Instruments. You agree to execute further instruments and to take further actions as may be reasonably necessary to carry out the purposes and intent of the Agreement.
14.    Committee Authority. The Committee has the power to interpret the Plan and the Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Committee will be final and binding upon you, the Company and all other interested persons. The Committee will not be personally liable for any action, determination or interpretation made with respect to the Plan or the Agreement.
15.    Language. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, to understand the terms and conditions of the Agreement. Furthermore, if you have received the Agreement or any other Award Documentation translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    Headings. The captions and headings of the Agreement are included for ease of reference only and will be disregarded in interpreting or construing the Agreement. All references herein to Sections will refer to Sections of these Terms and Conditions, unless otherwise noted.
19.    Appendix. Notwithstanding any provisions in the Award Documentation, the RSU grant will be subject to any additional terms and conditions for your country set forth in an Appendix to these Terms and Conditions. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for

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legal or administrative reasons. The Company reserves the right to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Appendix constitutes part of the Agreement.
20.    Waiver. You acknowledge that a waiver by the Company of breach of any provision of the Agreement will not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by you or any other Participant.
21.    Entire Agreement. The Plan, these Terms and Conditions, the Appendix and the Grant Notice constitute the entire agreement and understanding of the parties with respect to the subject matter of the Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties with respect to the specific subject matter hereof, including, without limitation, your Legacy Xilinx Agreement(s) (if any).
22.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your or your broker’s country or the country in which the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares (or rights linked to Shares) under the Plan (e.g., RSUs) during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed insider information. Furthermore, you could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties (including employees and other service providers) or causing them otherwise to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
23.    Notices. Any notice to be given under the terms of the Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to you shall be addressed to you at your last residential or email address reflected on the Company’s records. By a notice given pursuant to this Section 23, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to you shall, if you are then deceased, be given to your legal representative. Any notice shall be deemed duly given to you (or, if applicable, your legal representative), (a) if it is delivered by email, upon confirmation of receipt (with an automatic “read receipt” constituting acknowledgment of receipt for purposes of this Section 23(a)); and (b) if sent by certified mail (return receipt requested), on the second business day following deposit (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar local service in jurisdictions outside of the United States.
24.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the RSUs and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable laws, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
25.    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or the Agreement, if at any time the Committee determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or the Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
26.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. The Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. You shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when vested or settled pursuant to the terms hereof.
27.    Foreign Asset/Account Reporting; Exchange Control Requirements. Certain applicable foreign asset and/or foreign account reporting requirements and exchange controls may affect your ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including any dividends paid on Shares acquired under the

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Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that you are responsible for complying with any applicable regulations, and that you should speak to your personal legal advisor for any details.
28.    Termination, Rescission and Recapture. The RSUs are intended to align your long-term interests with the long-term interests of the Company. If you engage in certain activities discussed below, either during employment with the Company or after such employment terminates for any reason, the Company may terminate any outstanding, unexpired or unpaid RSUs (“Termination”), rescind any payment or delivery of Shares pursuant to the RSUs (“Rescission”) or recapture any Shares or any proceeds from your sale of Shares acquired pursuant to the RSUs (“Recapture”), as more fully described below and to the extent permitted by applicable laws. For purposes of this Section 28, “Competitive Organization or Business” is defined as those corporations, institutions, individuals, or other entities identified by the Company as competitive or working to become competitive in the Company’s most recently filed annual report on Form 10-K.
(a)    You are acting contrary to the long-term interests of the Company if you at any time fail to comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that you signed or otherwise agreed to in favor of the Company.
(b)    You are acting contrary to the long-term interests of the Company if you, while employed by the Company: (i) materially breach any Company (or Affiliate) policy applicable to you, or any written agreement between you and the Company (or Affiliate); (ii) violate the Company’s Worldwide Standards of Business Conduct or commit any other act of misconduct, or violate state or federal law relating to the workplace (including laws related to sexual harassment or age, sex or other prohibited discrimination); (iii) commit any act or omission resulting in your being charged with a criminal offense involving moral turpitude, dishonesty, or breach of trust; or (iv) engage in conduct that constitutes a felony, or enter a plea of guilty or nolo contendere with respect to a felony under applicable law. Whether you are acting contrary to the long-term interests of the Company for any of the reasons set forth in clauses (i) through (iv) above shall be determined by the Committee in its sole discretion.
(c)    You are acting contrary to the long-term interests of the Company if, during the restricted period set forth below, you engage in any of following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business:
(i)    while employed by the Company, you render services to or otherwise directly or indirectly engage in or assist, any Competitive Organization or Business;
(ii)    while employed by the Company or at any time thereafter, without the prior written consent of the Compensation and Leadership Resources Committee of the Board (“CLRC”), you (A) use any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any Competitive Organization or Business or (B) solicit away or attempt to solicit away any customer or supplier of the Company if in doing so, you use or disclose any of the Company’s confidential information or trade secrets;
(iii)    while employed by the Company or during a period of twelve (12) months thereafter, without the prior written consent of the Board, you carry on any business or activity (whether directly or indirectly, as a partner, shareholder, principal, agent, director, affiliate, employee or consultant) that is a direct material Competitive Organization or Business (as conducted now or during the term of this Agreement);
(iv)    while employed by the Company or during the period of twelve (12) months thereafter, without the prior written consent of the Board, you solicit away or influence or attempt to influence or solicit away any client, customer or other person either directly or indirectly to direct his/her or its purchase of the Company’s products and/or services to any Competitive Organization or Business; or
(v)    while employed by the Company or during a period of twelve (12) months thereafter, without the prior written consent of the Board, you solicit or influence or attempt to influence or solicit any person employed by the Company or any consultant then retained by the Company to terminate or otherwise cease his/her employment or consulting relationship with the Company or become an employee of or perform services for any outside organization or business that is or is working to become competitive with the Company.
The activities described in this Section 28(c) are collectively referred to as “Activities Against the Company’s Interest.”

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(d)    If the Company determines, in its sole and absolute discretion, that: (i) you have violated any of the requirements set forth in Section 28(a) or (b) above or (ii) you have engaged in any Activities Against the Company’s Interest (the date on which such violation or activity first occurred being referred to as the “Trigger Date”), then the Company will, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the RSUs, Shares issued or issuable pursuant to the RSUs, or the proceeds you received therefrom, provided, that such Termination, Rescission and/or Recapture shall not apply to the RSUs to the extent that such RSUs vested earlier than one year prior to the Trigger Date. Within ten days after receiving notice from the Company that Rescission or Recapture is being imposed on any RSU, you shall deliver to the Company the Shares acquired pursuant to the RSUs, or, if you have sold such Shares, the gain realized, or payment received as a result of the rescinded payment or delivery. Any payment by you to the Company pursuant to this Section 28(d) shall be made either in cash or by returning to the Company the number of Shares that you received in connection with the rescinded payment or delivery. It shall not be a basis for Termination, Rescission or Recapture if after your termination of employment, you purchase, as an investment or otherwise, stock or other securities of a Competitive Organization or Business, so long as (x) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (y) such investment does not represent more than a one percent equity interest in the organization or business.
(e)    Upon payment or delivery of Shares pursuant to the RSUs, you shall, if requested by the Company, certify on a form acceptable to the Company that you are in compliance with the terms and conditions of this Agreement and, if your termination of employment has occurred, shall state the name and address of your then-current employer or any entity for which you perform business services and your title, and shall identify any organization or business in which you own a greater-than-one-percent equity interest.
(f)    Notwithstanding the foregoing provisions of this Section 28, in exceptional cases, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by you or the RSUs shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act by you or other equity awards.
(g)    Nothing in this Section 28 shall be construed to impose obligations on you to refrain from engaging in lawful competition with the Company after the termination of employment. For the avoidance of doubt, you acknowledge that this Section 28(f) shall not limit or supersede any other agreement between you and the Company concerning restrictive covenants.
(h)    All administrative and discretionary authority given to the Company under this Section 28 shall be exercised by the CLRC, or an executive officer of the Company as the CLRC may designate from time to time.
(i)    Notwithstanding any provision of this Section 28, if any provision of this Section 28 is determined to be unenforceable or invalid under any applicable laws, such provision will be applied to the maximum extent permitted by applicable laws, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable laws. Furthermore, if any provision of this Section 28 is illegal under any applicable laws, such provision shall be null and void to the extent necessary to comply with applicable laws.
Notwithstanding the foregoing, this Section 28 shall not be applicable to you from and after your termination of employment if such termination of employment occurs after a Change of Control.
29.    Certain Defined Terms. As used herein, the following definitions shall apply:
(a)    “Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).
(b)    “Change of Control” shall mean the first occurrence after the Grant Date of any of the following events:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;
(ii)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment,

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election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;
(iii)    there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; o
(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing: (x) no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) “Change of Control” shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.
Further, if necessary to avoid the imposition of tax under Section 409A of the Code, a “Change of Control” will not be deemed to have occurred for purposes of this Award if such transaction does not also constitute a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5).
(c)    “Constructive Termination” means, if you have been selected by the Board as a corporate officer of the Company, your resignation due to a material diminution or material adverse change in the circumstances of your service as such a corporate officer, as determined by you in good faith; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by you by written notice to the Company (or successor to the Company), and such termination shall be deemed to occur on the date such notice is so delivered.
(d)    “Misconduct” means you are determined by the Committee in its sole discretion to have: (i) violated your obligations to the Company (or Affiliate) regarding confidentiality, or the protection of sensitive, confidential, or proprietary information and trade secrets; (ii) committed any act or omission resulting in your being charged with a criminal offense involving moral turpitude, dishonesty, or breach of trust; (iii) engaged in conduct that constitutes a felony, or entered a plea of guilty (or state law equivalent) or nolo contendere with respect to a felony (or state law equivalent) under applicable law; (iv) engaged in conduct that constitutes gross neglect; (v) acted insubordinately or refused to implement the lawful directives of your manager; (vi) been chronically absent other than pursuant to an approved leave of absence per the Company’s (or Affiliate’s) policies; (vii) failed to cooperate with any internal investigation of the Company (or Affiliate); (viii) violated the Company’s Worldwide Standards of Business Conduct or committed other acts of misconduct, or violated any state or federal law relating to the workplace (including laws related to sexual harassment or age, sex or other prohibited discrimination); (ix) materially breached any Company (or Affiliate) policy applicable to you, or any written agreement between you and Company (or Affiliate); or (x) failed to substantially and satisfactorily perform your job duties with the Company (or Affiliate).
By signing the Grant Notice or otherwise accepting the RSU grant and the Shares issued upon vesting of the RSUs, you agree to be bound by terms of the Agreement and the Plan.

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APPENDIX

Terms and Conditions
Restricted Stock Unit Award
Xilinx, Inc. 2007 Equity Incentive Plan

Capitalized terms not specifically defined in this Appendix (this “Appendix”) have the same meaning assigned to them in the Xilinx, Inc. 2007 Equity Incentive Plan (as amended from time to time, the “Plan”) and/or the Terms and Conditions to which this Appendix is attached (the “Terms and Conditions”).
Terms and Conditions
This Appendix includes additional terms and conditions that govern the grant of RSUs in your country. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer residency and/or employment to another country after the grant of the RSUs or are considered a resident of another country for local law purposes, the Company may, in its discretion, determine to what extent the additional terms and conditions contained herein will s applicable to you.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2020. Such laws are often complex and change frequently. As a result, you should not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at vesting of the RSUs, the receipt of any dividends or dividend equivalents or the subsequent sale of the Shares.
In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer residency and/or employment to another country after the RSUs are granted to you or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

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ARGENTINA
Notifications
Securities Law Information. Neither the RSUs nor the Shares subject to the RSUs are publicly offered or listed on any stock exchange in Argentina. The offer is private and not made to the public.
Exchange Control Information. Certain restrictions and requirements may apply if and when you transfer proceeds from the sale of Shares or any cash dividends paid with respect to such Shares into Argentina.
Exchange control regulations in Argentina are subject to frequent change. Prior to vesting in the RSUs or remitting funds into Argentina, you should consult with your personal legal advisor regarding any exchange control obligations you may have in connection with your participation in the Plan.
AUSTRALIA
Terms and Conditions
Data Privacy. The following provisions supplement Section 9 of the Terms and Conditions:
The Company can be contacted at 2485 Augustine Drive, Santa Clara, CA, 95054, U.S.A. The Australian Employer can be contacted at Part Level 8, 15 Talavera Road, North Ryde, NSW 2113, Sydney, Australia.
Data will be held in accordance with the Company’s Worldwide Standards of Business Conduct, a copy of which can be obtained on the Company’s website or by contacting the Company or the Australian Employer at the address listed above.
You understand and agree that Data may be transferred to recipients of Data located outside of Australia, including the United States and any other country where the Company has operations.
Australia Offer Document. The offer of RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of the RSUs to Australian resident Participants, which is being provided to you with the Agreement. Participation in the Plan is subject to the terms and conditions set forth in the Australian Offer Document and other Award Documentation provided to you.
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, you will be required to file the report.
BELGIUM
Notifications
Exchange Control Information. You are required to provide the National Bank of Belgium with account details of any foreign securities or bank accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
BRAZIL
Terms and Conditions
Nature of Grant. The following provisions supplement Section 7 of the Agreement:
By accepting the RSUs, you acknowledge, understand and agree that (i) you are making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to you.
Compliance with Laws. By accepting the RSUs, you agree that you will comply with Brazilian law when you vest in your RSUs and sell Shares. You also agree to report and pay applicable Tax-Related Items associated with the vesting and settlement of the RSUs, the receipt of any dividends and the subsequent sale of the Shares acquired at settlement.
Notifications

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Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Quarterly reporting is required if such amount exceeds US$100,000,000. Assets and rights that must be reported include any Shares acquired under the Plan and may include RSUs granted under the Plan. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.
CANADA
Terms and Conditions
Settlement of Restricted Stock Units. The following provision supplements Section 2 of the Terms and Conditions:
Notwithstanding any discretion contained in the Plan, RSUs will be settled in Shares only, not cash.
Forfeiture of Restricted Stock Units. The following provisions replace the second paragraph of Section 4 of the Terms and Conditions (but are not intended to derogate from Section 12 (“Governing Law; Jurisdiction; Severability”)):
For purposes of this Award, your status as an Employee will be considered terminated (regardless of the reason for termination and whether or not later found to be invalid or unlawful for any reason, including for breaching either applicable laws or your employment agreement, if any) effective as of the date that is the earliest of:
(1) the date your status as an Employee is terminated,
(2) the date that you receive notice of termination from the Employer, or
(3) the date you are no longer actively employed by the Company or any Affiliate, regardless of any notice period or period of pay in lieu of such notice or related payments or damages provided or required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law).
You will not be entitled to any pro-rata vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. The Committee will have the exclusive discretion to determine when you are no longer actively employed for purposes of your RSU grant (including whether you may still be considered to be actively employed while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rata vestings if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
The following provisions will apply if you are a resident of Quebec:
French Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. The following provisions supplement Section 9 of the Terms and Conditions:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Plan. You further authorize the Company, the Employer and any other Affiliate and the Committee of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company, the Employer and any other Affiliate to record such information and to keep such information in your employee file.
Notifications
Securities Law Information. You will not be permitted to sell or otherwise dispose of the Shares acquired upon vesting of the RSUs within Canada. You will only be permitted to sell or dispose of any Shares if such sale or disposal takes place outside of Canada on the facilities on which such Shares are traded.
CHINA
Terms and Conditions

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The following terms and conditions will apply if you are subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.
Settlement of Restricted Stock Units and Sale of Shares. The following provisions supplement Section 2 of the Terms and Conditions:
You agree to maintain any Shares you obtain upon vesting in an account with the designated broker prior to sale. Further, you agree to sell all Shares issued upon vesting of the RSUs either immediately after vesting or, if no immediate sale is required, promptly upon notice of termination of your status as an Employee. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares. You agree to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Furthermore, you acknowledge that the sale of Shares upon termination of your status as an Employee will be made as soon as administratively possible after the Company’s stock plan administration is aware of your termination, but the Company is not committed to sell the Shares at any particular time after termination of your status as an Employee. However, you are always free to sell the Shares yourself at any time prior to the date the Company arranges for the sale of the Shares. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.
Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon the vesting of the RSUs as well as any cash dividends paid on such Shares to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company, the Employer or any other Affiliate, and you hereby consent and agree that any proceeds from the sale of any Shares you acquire or from cash dividends paid on such Shares will be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you may be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Notifications
Exchange Control Information. Chinese residents may be required to report to exchange control regulators all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with individuals who are not Chinese residents.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account.
Because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the RSUs and the sale of Shares to ensure compliance with current regulations. It is your responsibility to comply with Czech exchange control laws.
FRANCE
Terms and Conditions
French Language Provision. By accepting the RSU grant and the Shares issued at vesting, you confirm having read and understood the documents relating to the Plan which were provided to you in the English language and you accept the terms of those documents.
En acceptant l’attribution des RSU et les actions émises durant l’acquisition, vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise et vous en acceptez les termes en connaissance de cause.
Notifications

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Tax Information. The RSUs are not intended to be French tax-qualified Awards.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). If you receive a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan or the receipt of dividends paid on such Shares, the report must be made electronically by the fifth day of the month following the month in which the payment was received. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.
HONG KONG
Terms and Conditions
Settlement of Restricted Stock Units and Sale of Shares. The following provisions supplement Section 2 of the Terms and Conditions:
Notwithstanding any discretion contained in the Plan, RSUs will be settled in Shares only, not cash. This provision is without prejudice to the application of Section 5 of the Terms and Conditions.
In the event the RSUs vest and Shares are issued to you within six months of the Grant Date, you agree that you will not dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.
Notifications
Securities Law Warning: The RSUs and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company, the Employer or other Affiliates. The Agreement, the Plan and other Award Documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the Agreement, the Plan or the other Award Documentation been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each eligible Employee and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, the Plan or the other Award Documentation, you should obtain independent professional advice.
INDIA
Notifications
Exchange Control Information. You understand that you must repatriate to India any proceeds from the sale of Shares acquired under the Plan and any cash dividends paid on such Shares within such period of time as may be required under applicable regulations. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
INDONESIA
Terms and Conditions
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request at http://AskHR on AMD Central. By accepting the RSUs, you (i) confirm having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada http://AskHR on AMD Central. Dengan menekan tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).

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Notifications
Exchange Control Information. Indonesian residents must provide the Indonesian central bank, Bank of Indonesia, with information on foreign exchange activities on an online monthly report no later than the fifteenth day of the following month. Such report can be submitted through the Bank of Indonesia’s website.
In addition, if you remit proceeds from the sale of Shares or the receipt of dividends paid on such Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a Transfer Report Form. The Transfer Report Form will be provided to you by the bank through which the transaction is made.
IRELAND
Notifications
Director Notification Requirement. If you are a director, shadow director or secretary of an Irish Affiliate, you must notify the Irish Affiliate in writing if (i) you receive or dispose of an interest exceeding 1% of the Company (e.g., RSUs, Shares, etc.), (ii) you become aware of an event giving rise to a notification requirement, or (iii) you become a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
Terms and Conditions
The following terms and conditions apply to you only if you are an Israeli tax resident at the time of grant of the RSUs, which were made under the capital gains trustee track of Section 102 of the Israeli Income Tax Ordinance.
Israeli Subplan. By accepting the RSUs, you understand and agree that the RSUs are offered subject to and in accordance with the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan Israeli Subplan (the “Israeli Subplan”) and the RSUs are intended to qualify as a 102 Capital Gains Track Grant (as defined in the Israeli Subplan). Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the RSUs, and you acknowledge that you will not be entitled to damages of any nature whatsoever if the RSUs become disqualified and no longer qualify as a 102 Capital Gains Track Grant. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement in connection with the grant of the RSUs or any future awards granted under the Israeli Subplan. If you fail to comply with such request, the RSUs may not qualify as a 102 Capital Gains Track Grant.
Trust Arrangement. You acknowledge and agree that any Shares issued upon vesting of the RSUs will be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, ESOP Management and Trust Company Ltd. (the “Trustee”) in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that such Shares will be subject to the Required Holding Period (as defined in the Israeli Subplan), which shall be 24 months from the Grant Date. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of all awards and Shares held and/or administered by such Trustee at such time to its successor. The provisions of the Agreement, including this Appendix, shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any Shares underlying the RSUs may not be disposed of prior to the expiration of the Required Holding Period in order to qualify for tax treatment under the 102 Capital Gains Track. Accordingly, you shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the expiration of the Required Holding Period, other than as permitted by applicable laws. For purposes of this Appendix for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by you (including by means of an instruction by you to the designated broker) or the Trustee, including a release of such Shares from the Trustee to you.
Responsibility for Taxes. The following provisions supplement Section 5 of the Terms and Conditions:
You agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with the RSUs granted under the Israeli Subplan.
The following provision applies to you only if you were not an Israeli tax resident at the time of grant of the RSUs and the RSUs do not qualify as Section 102 capital gains trustee track grants:
Settlement of Restricted Stock Units and Sale of Shares. Unless otherwise determined by the Committee, you agree to the immediate sale of all Shares issued upon vesting of the RSUs. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization), and you

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expressly authorize the Company’s designated broker to complete the sale of such Shares. You agree to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.
Notifications
Securities Law Information. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the SEC are available free of charge upon request with your local human resources representative.
ITALY
Terms and Conditions
Plan Document Acknowledgment. In accepting the RSUs, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the following sections of the Terms and Conditions: Section 1: Vesting of Restricted Stock Units, Section 2: Issuance of Shares; Section 4: Forfeiture of Restricted Stock Units; Section 5: Responsibility for Taxes; and Section 7: Nature of Grant.
JAPAN
There are no country-specific provisions.
KOREA
There are no country-specific provisions.

MALAYSIA
Terms and Conditions
Data Privacy. The following provisions replace Section 9 of the Terms and Conditions:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Award Documentation by and among, as applicable, you, the Company, the Employer and other Parents, Subsidiaries and Affiliates or any third parties authorized by same in assisting in the implementation, administration or management of your participation in the Plan.	Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Penganugerahan ini dan apa-apa Dokumentasi Penganugerahan oleh dan di antara, sebagaimana yang berkenaan, Syarikat, Majikan dan Syarikat Induk,Anak Syarikat dan Syarikat Sekutu lain atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan tersebut.

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You may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of your participation in the Plan, details of all RSUs or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan tersebut, butir-butir semua RSUs atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah anda (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.

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You also authorize any transfer of Data, as may be required, to a Company-designated Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon vesting of the RSUs are deposited.  You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to your country, which may not give the same level of protection to Data.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing “Ask HR” at http://AskHR on AMD Central.  Further, you understand that you are providing the consents herein on a purely voluntary basis.  If you do not consent, or if you later seek to revoke the consent, your status as an Employee will not be affected; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant future RSUs or other equity awards to you or administer or maintain such awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada broker Pelan yang ditetapkan oleh Syarikat, atau pembekal perkhidmatan pelan saham lain sebagaimana yang dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut dan/atau dengan sesiapa yang mendepositkan Saham yang diperolehi melalui pemberian hak RSUs. Anda mengakui bahawa penerima-penerima ini mungkin berada di negara anda atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda memahami bahawa anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan tersebut. Anda faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan tersebut. Anda memahami bahawa anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda , di mana butir-butir hubungannya adalah “Ask HR” at http://AskHR on AMD Central. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status anda sebagai Pemberi Perkhidmatan dan kerjaya anda dengan Majikan tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan RSU pada masa depan atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

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Notifications
Director Notification Obligation. If you are a director of a Malaysian Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within fourteen (14) days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
No Entitlement or Claims for Compensation. These provisions supplement Sections 6 and 7 of the Terms and Conditions:
Modification. By accepting the RSUs, you understand and agree that any modification of the Plan or the Agreement or its termination will not constitute a change or impairment of the terms and conditions of employment.
Policy Statement. The Award of RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with principal executive offices at 2485 Augustine Drive, Santa Clara, CA, 95054, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is AMD Latin America, Ltd. – Mexico City Branch Blvd. Manuel Ávila Camacho No. 40, Torre Esmeralda 1, Piso 18 Col. Lomas de Chapultepec México DF, CP 11000 - México, nor does it establish any rights between you and the Employer.
Plan Document Acknowledgment. By accepting the Award of RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in Section 7 of the Terms and Conditions, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right, (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis, (iii) participation in the Plan is voluntary, and (iv) the Company, the Employer and other Affiliates are not responsible for any decrease in the value of the Shares underlying the RSUs.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company, the Employer or any other Affiliate for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Company, the Employer and other Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Téminos y Condiciones
Ausencia de derecho para reclamar compenssaciones. Estas disposiciones complementan el apartado 6 y 7 de los Términos y Condiciones
Modificación. Al aceptar las Unidades de Acción Restringida, usted reconoce y acuerda que cualquier modificación del Plan o su terminación no constituye un cambio o detrmineto en los términos y condiciones de empleo.
Declaración de Política. El Otorgamiento de Unidades de Acción Restringida de la Compañía en virtud del Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna.
La Compañía, con oficinas registradas ubicadas en 2485 Augustine Drive, Santa Clara, CA, 95054, U.S.A., es la única responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre usted y la Compañía, ya que su participación en el Plan es completamente comercial y el único empleador es AMD Latin America, Ltd. – Mexico City Branch, Blvd. Manuel Ávila Camacho No. 40, Torre Esmeralda 1, Piso 18 Col. Lomas de Chapultepec México DF, CP 11000 - México, así como tampoco establece ningún derecho entre Usted y su Empleador.
Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acción Restringida, usted reconoce que ha recibido copias del Plan, ha revisado el mismo, al igual que la totalidad del Acuerdo y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.

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Adicionalmente, al aceptar el Acuerdo, reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 7 de los Téminos y Condiciones Acuerdo, en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, su Empleador y cualquier empresa Matriz, Subsidiaria o Filiales no son responsables por cualquier disminución en el valor de las Acciones en relación a las Unidades de Acción Restringida.
Finalmente, declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía, su Matriz, Subsidiaria o Afiliada por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, así como a la Compañía, su Matriz, Subsidiaria o Filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NETHERLANDS
There are no country-specific provisions.
POLAND
Notifications
Exchange Control Information. If you transfer funds in excess of €15,000 (or PLN 15,000 if such transfer is connected with the business activity of an entrepreneur) into Poland in connection with the sale of Shares or the receipt of dividends, the funds must be transferred via a bank account in Poland. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
RUSSIA
Terms and Conditions
Immediate Sale Restriction. You agree that the Company is authorized, at its discretion, to instruct its designated broker to assist with the sale of your Shares issued upon the vesting of the RSUs (on your behalf pursuant to this authorization) should the Company determine that such sale is necessary or advisable under Russian securities or exchange control laws. You expressly authorize the Company’s designated broker to complete the sale of such Shares and acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds, less any brokerage fees, commissions or Tax-Related Items, will be remitted to you in accordance with any applicable laws and regulations. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the Grant Date.
U.S. Transaction. You understand that the acceptance of the RSUs results in an agreement between you and the Company that is completed in the U.S. and that the Agreement is governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.
Upon vesting and settlement of the RSUs, if the Company in its discretion allows you to hold Shares, such Shares must be held in the U.S. and will not be delivered to you in Russia. You acknowledge that you are not permitted to sell or otherwise transfer Shares directly to other individuals in Russia, nor are you permitted to bring any certificates representing the Shares (if any) into Russia.
Data Privacy. The following provisions supplement Section 9 of the Terms and Conditions:
You hereby acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 9 and, by participating in the Plan, you agree to such terms. In this regard, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
Notifications
Exchange Control Information. You are responsible for complying with any applicable Russian exchange control regulations and rulings. Because Russian exchange control regulations and rulings change frequently and without notice, you should consult with a legal advisor to ensure compliance applicable to any aspect of your participation in the Plan, including the grant and vesting of the RSUs, issuance of any Shares at vesting, receipt of any proceeds from the sale of Shares and/or receipt of any cash dividends.
Securities Law Information. The grant of the RSUs and the distribution of the Plan and all other materials you may receive regarding participation in the Plan do not constitute an offering or the advertising of securities in Russia. The issuance of

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Shares pursuant to the Plan has not and will not be registered in Russia and, therefore, the Shares may not be used for an offering or public circulation in Russia. You are not permitted to sell Shares directly to other Russian legal entities or residents.
Labor Law Information. If you continue to hold Shares acquired at vesting of the RSUs after an involuntary termination of your employment, you may not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan). You should consult with your personal legal advisor to determine whether the restriction applies to you.
SINGAPORE
Term and Conditions
Sale of Shares. The Shares subject to the RSUs may not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.)(“SFA”) or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Notifications
Securities Law Information. The Award of RSUs is being made pursuant to the “Qualifying Person” exemption under Section 273(1)(f) of the SFA and is not made with a view to the RSUs or underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Obligation. If you are a director, associate director or shadow director of a Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when you receive an interest (e.g., an Award or Shares) in the Company, the Employer or any other Affiliate. In addition, you must notify the Singapore Affiliate when you sell Shares or shares of any Affiliate (including when you sell Shares issued upon vesting and settlement of the RSUs). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company, the Employer or any other Affiliate. In addition, a notification of your interests in the Company, the Employer or any other Affiliate must be made within two (2) business days of becoming a director.
SPAIN
Terms and Conditions
No Entitlement for Claims or Compensation. The following provisions supplement Section 7 of the Terms and Conditions:
By accepting the RSUs, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan documents.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to Employees throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company, the Employer or any other Affiliate on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs are not, and will not become, part of any employment contract (whether with the Company, the Employer or any other Affiliate) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever will arise from the grant of RSUs, which is gratuitous and discretionary, since the future value of the RSUs and the underlying Shares is unknown and unpredictable. You also understand that this grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the RSUs and any right to the underlying Shares will be null and void.
Further, the vesting of the RSUs is expressly conditioned on your status as an active Employee, such that if your status as an Employee terminates for any reason whatsoever, your RSUs cease vesting immediately effective the date of termination for any reason including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or

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Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Notifications
Securities Law Information. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Appendix) and any other documents evidencing the grant of the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Exchange Control Information. To participate in the Plan, you must comply with exchange control regulations in Spain. You must declare the acquisition of stock in a foreign company (including Shares acquired under the Plan) for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. You must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
When receiving foreign currency payments in excess of €50,000 derived from the ownership of Shares (e.g., as a result of the sale of the Shares or the receipt of dividends), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will likely need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.
You may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, any foreign instruments (including Shares), and any transactions with non-Spanish residents (including any payments of Shares made to you by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. You should consult with your personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.
In addition, you are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 5 of the Terms and Conditions:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 5 of the Terms and Conditions, in accepting the grant of RSUs, you authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
TAIWAN
Notifications
Securities Law Information. The RSUs and the underlying Shares are available only for certain Employees. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) into and out of Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Notifications
Exchange Control Information. When you realize US$200,000 or more in a single transaction from the sale of Shares issued to you at vesting and settlement of the RSUs or cash dividend paid on such Shares, you must immediately repatriate all

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cash proceeds to Thailand and then either convert such proceeds to Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. You are also required to specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. You should consult your personal advisor before taking action with respect to remittance of proceeds from the sale of Shares into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
Notifications
Securities Law Information. Pursuant to Turkish securities law, you are not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Stock Market, which is located outside of Turkey, under the ticker symbol “AMD” and Shares acquired under the Plan may be sold through this exchange.
Exchange Control Information. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, you may be required to appoint a Turkish broker to assist you with the sale of the Shares acquired under the Plan. You should consult your personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement to you.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. The Plan is only being offered to qualified Employees and constitutes an “exempt personal offer” of equity incentives to Employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement or the Plan. The Ministry of Economy, the Dubai Department of Economic Development, the Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Securities Authority, depending on the employee’s location in the United Arab Emirates, have not approved this statement, the Plan, the Agreement or any other documents you may receive in connection with the RSUs or taken steps to verify the information set out therein, and have no responsibility for such documents.
You should conduct your own due diligence on the Shares. If you do not understand the contents of the Plan and the Agreement, you should consult an authorized financial adviser.
UNITED KINGDOM
Terms and Conditions
Settlement of Restricted Stock Units. The following provision supplements Section 2 of the Terms and Conditions:
Notwithstanding any discretion contained in the Plan, RSUs will be settled in Shares only, not cash.
Responsibility for Taxes. The following provisions supplement Section 5 of the Terms and Conditions:
Without limitation to Section 5 of the Terms and Conditions, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax- Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision may not apply in case the indemnification could be considered a loan. In this case, the amount of the income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which may be obtained from you by the Company or the Employer at any time thereafter by any of the means referred to in Section 5 of the Terms and Conditions.

[End of Agreement]

Xilinx, Inc. 2007 Equity Incentive Plan
RSU Agreement (SVP and above)     24
Approved November 2021 – Appendix

Xilinx, Inc. 2007 Equity Incentive Plan
RSU Agreement (SVP and above)     25
Approved November 2021 – Appendix